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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                         of the Securities Exchange Act
                                     of 1934


Date of Report (Date of earliest event reported)           March 25, 1999
                                                  -----------------------------

                                 MEDQUIST INC.
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               (Exact name of registrant as specified in charter)


         New Jersey                      0-19941                 22-2531298
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


          Five Greentree Centre, Marlton, New Jersey        08053
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            (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code      (609) 596-8877
                                                     ---------------------

                                       N/A
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         (Former name or former address, if changed since last report.)




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Item 5.           Other Events.

NEW REGISTRATION STATEMENT.

                  On March 25, 1999, MediQuist Inc. filed a registration statement on Form S-3 (the "Registration Statement") for a public offering of 4,193,467 shares of its common stock. Of the total shares being offered, 1,000,000 shares are expected to be offered by MedQuist and 3,193,467 shares are expected to be offered by existing MedQuist shareholders. In addition, MedQuist expects to grant the underwriters an over-allotment option with respect to an additional 629,020 registered shares.

RISK FACTORS.

                  The Registration Statement sets forth risk factors which investors should consider carefully before investing in MedQuist. An investment in MedQuist common stock involves many risks, including market, liquidity, credit, operational, legal and regulatory risks. These risks are inherent in MedQuist's business. If any of the following risks actually occur, our business prospects could be materially adversely affected, the trading price of our common stock could decline, and investors might lose all or part of their investment.

Our success depends upon our ability to recruit and retain qualified transcriptionists

       Our success depends, in part, upon our ability to attract and retain qualified transcriptionists who can provide accurate transcription quickly. Competition for skilled transcriptionists is intense. In addition, we require that transcriptionists have substantial experience or receive substantial training before being hired.

Our growth strategy includes acquisitions

       As part of our growth strategy, we have made, and plan to continue to make, acquisitions of other companies. A portion of our recent growth in revenue is a result of acquisitions of other medical transcription companies. The number of large acquisition candidates is decreasing. As a result, our acquisition activities may not be as significant in the future and our growth rate could decline.

       In addition, if we are successful in pursuing acquisitions, we may need to borrow money or incur other liabilities to finance our acquisition activity. This could limit our financial flexibility. We may also be required to issue additional shares of stock which could result in dilution to our shareholders.

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We depend on our senior management team

       Our senior management team is crucial to our success. David A. Cohen, our chief executive officer, and John A. Donohoe, our chief operating officer, have 56 years of combined experience in the medical transcription industry.

New services or products using new technologies could adversely affect the demand for our services

       The introduction of competing services or products incorporating new technologies, such as voice recognition capabilities or other alternative means of data entry, could adversely affect the demand for our services. To maintain our leadership position, we must improve our services to keep pace with technological developments and changes in the marketplace.

We depend on a single line of business

       We anticipate that we will continue to derive substantially all of our revenue from providing medical transcription services. A reduction in demand or an increase in competition in the market for our transcription services could have a material adverse effect on our business, financial condition and results of operations.

Our growth strategy includes the expansion of our customer base

       Our core customer base has been the medical records departments of hospitals. We plan to continue the recent expansion of our client base to include additional outpatient clinics, physician practice groups and direct patient care departments within hospitals. The success of our ongoing expansion is important to our future because we expect an increase in the provision of healthcare services at sites other than hospitals.

If we are not able to maintain our current rate of growth in revenue and earnings, the market price of our common stock could decline

       Our revenue and profits have grown in recent periods as a result of both internal growth and acquisitions. The rate of growth in revenue and profits may decline as a result of a variety of factors, including:

       o our ability to hire and retain transcriptionists;

       o size and timing of acquisitions;

       o integration of acquired businesses into our operations;

       o changes in demand for our services; and

       o competitive conditions in the industry.

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       It is possible that our future operating results may be below the expectations of stock market analysts and investors. Any shortfall could cause a decline in the price of our common stock.

       In addition, a decline in the price of our common stock could make it more difficult or expensive for us to acquire companies by issuing common stock.

The market price of our common stock may be volatile

       The market price of our common stock has been volatile in the past and may be volatile in the future. Our common stock price may be affected by many factors, including the following:

       o fluctuations in our operating results;

       o acquisitions;

       o technological innovations or new product or service introductions by us or our competitors;

       o government regulations;

       o healthcare legislation and reforms; and

       o general market and economic conditions.

       The stock market in recent years has experienced substantial price and volume fluctuations. This has been accompanied by extreme volatility in the stock prices of healthcare service companies that often has been unrelated to the operating performance of these companies. Similar market activity could adversely affect the market price of our common stock in the future.

We compete with many others in the market for medical transcription services

       We compete with approximately 1,500 medical transcription service companies in the United States. These companies offer services that are similar to ours and compete with us for both clients and qualified transcriptionists. We also compete with the in-house transcription staffs of our current and potential clients. Increased competition may result in lower prices for our services, higher payroll costs, reduced operating margins and the inability to increase our market share.

       Although many of our competitors are small local or regional companies, several of our competitors are large national companies. These companies include Transcend Services, Inc., Rodeer Systems, Inc., and Lanier Transcription Services, a subsidiary of Harris Corp. In addition, we anticipate increasing competition from other large companies that were not traditionally in the medical transcription business, such as IDX Systems Corporation. Current and potential competitors may have financial, technical and marketing resources that are greater than ours. As a result, competitors may be able to respond more quickly to evolving technological developments or changing customer needs or devote greater resources to the development, promotion or sale of their services than we can.

       In addition, competition may increase due to consolidation of transcription companies. Current and potential competitors may establish cooperative relationships with third parties to increase their ability to attract our current and prospective clients.

A change in law or a challenge to our classification of our at-home transcriptionists may result in additional employment costs, taxes or penalties

       At-home transcriptionists who came to work for MedQuist as a result of our acquisition of MRC and all at-home transcriptionists hired by our MedQuist MRC subsidiary are treated as employees for state tax, benefits, unemployment, federal income tax and social security tax purposes. All other at-home transcriptionists hired by MedQuist are treated as independent contractors for state tax, benefits and unemployment purposes and as statutory employees for federal income tax and social security tax purposes. If there is a change in law or a successful challenge to our position regarding treatment of at-home transcriptionists as independent contractors, we may have to pay or incur additional employment costs, taxes and penalties.

Competitors and software providers may claim that we are infringing on their proprietary rights

       Defending these claims, even if they have no merit, can be time-consuming and expensive. In addition, in the event of infringement claims, we may be required to enter into royalty or licensing agreements or cease the claimed infringing activities.


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We may be subject to liability if we fail to comply with confidentiality requirements

       We are subject to many laws, regulations and contractual provisions that require us to keep the medical information that we transcribe confidential. We may be subject to liability if we fail to comply with confidentiality requirements.

Our customers and suppliers may not be Year 2000 compliant

       We rely heavily on the computer systems of our customers, suppliers and other organizations such as telephone companies in operating our business. If these systems are not Year 2000 compliant, our business, operating results and financial position could be materially and adversely affected.

Significant number of shares eligible for future sale could lower the market price for our common stock

       Sales of large numbers of shares of common stock after the offering, or even the potential of those sales, would likely lower the market price of our common stock. After the offering, we will have 34,727,120 shares of common stock outstanding, substantially all of which will be freely tradeable. In addition, 4,433,000 shares which may be issued upon the exercise of outstanding options may be sold at various times after the offering.

Anti-takeover provisions may make it more difficult for a third party to acquire control of us and could reduce the amount that shareholders would receive if we are sold

       Anti-takeover provisions contained in New Jersey law and in our charter, bylaws and contracts could make it more difficult for a third party to acquire control of MedQuist, even if that change in control would be beneficial to shareholders. These provisions could reduce the amount that shareholders would receive if we are sold. These anti-takeover provisions include the following:

       o New Jersey law prohibits us from entering into certain business combination transactions with any shareholder that owns 10% or more of our outstanding voting securities, except under limited circumstances.

       o Our charter gives our board of directors the authority to issue shares of preferred stock without shareholder approval. Any preferred stock could have rights, preferences and privileges that could adversely affect the voting power and the other rights of the holders of our common stock.

       o Our charter provides for staggered terms for the members of the board of directors, with each board member serving a three year term.

       o We have entered into severance arrangements with most of our senior management which provide for significant payments upon a change in control.

       o All outstanding options to purchase our stock would become exercisable immediately upon a change in control.

FORWARD-LOOKING STATEMENTS.

       Some of the information in this Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements include forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimated," "projected," "intends to" or other similar words. Our actual results are likely to differ, and could differ materially, from the results expressed in, or implied by, these forward-looking statements. There are many factors that could cause these forward-looking statements to be incorrect, including but not limited to the risks described above under "Risk Factors". When considering these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 8-K, and should recognize that those forward-looking statements speak only as of the date made. MedQuist does not undertake any obligation to update any forward-looking statement included in this Form 8-K.


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Item 7.           Financial Statements and Exhibits.

                  (c)    Exhibits

                  99.1   Press Release dated March 25, 1999.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             MEDQUIST INC.



Dated:   March 25, 1999                      By:  /s/ John M. Suender
         Marlton, New Jersey                      ------------------------------
                                                  John M. Suender
                                                  Sr. Vice President and
                                                  General Counsel






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